News Release

Unisys Announces First-Quarter 2017 Financial Results, Re-affirms Full-Year Financial Guidance

1Q 2017:

•	Operating profit margin was (0.4) percent, up 370 basis points year over year

•	Non-GAAP operating profit(4) margin was 6 percent, up 340 basis points year over year

•	Revenue was roughly flat year over year at $665 million versus $667 million in the prior-year period

•	Net loss attributable to Unisys Corporation common shareholders was $(33) million, relative to $(40) million in the prior-year period

•	Adjusted EBITDA(5) was $84 million, an increase of 41 percent year over year; Adjusted EBITDA margin was 13 percent, an increase of 370 basis points year over year

•	Diluted loss per share of $(0.65), versus $(0.80) in the prior-year period; Non-GAAP diluted earnings per share(7) of $0.30 versus $0.11 in the prior-year period

•	Unisys reaffirms full-year guidance for revenue of $2.65-2.75 billion, non-GAAP operating profit margin of 7.25-8.25 percent and adjusted free cash flow of $130-170 million

BLUE BELL, Pa., April 24, 2017 - Unisys Corporation (NYSE: UIS) today reported first-quarter 2017 financial results. Operating profit margin was up year over year, and revenue was relatively flat versus the prior-year period. Additionally, the company saw strong contract signings during the quarter, with Total Contract Value(1) (TCV) signed up 26 percent year over year.

“Our first-quarter results indicate continued progress executing against our strategic and financial goals, including margin expansion and improvement of revenue trends via our vertical go-to-market strategy,” said Unisys President and CEO Peter Altabef. “We intend to continue our disciplined financial focus over the remainder of the year but are pleased with our strong start in the first quarter. We are also pleased to have enhanced our liquidity position by recently raising $440 million in a senior secured notes offering.”

Summary of First-Quarter 2017 Business Results
Company:

Revenue for the quarter of $665 million was roughly flat relative to $667 million in the first quarter 2016 and was also roughly flat year over year on a constant-currency(2) basis.

First-quarter 2017 operating profit margin of (0.4) percent, which includes cost-reduction and other charges and pension expense, was up 370 basis points year over year. Non-GAAP operating profit margin was 6 percent, up 340 basis points versus the first quarter 2016.

Net loss attributable to Unisys Corporation common shareholders for the quarter was $(33) million, an improvement relative to $(40) million in the prior-year period. Adjusted EBITDA for the quarter was $84 million, which was up 41 percent year over year. Adjusted EBITDA margin for the quarter was 13 percent, up 370 basis points year over year.

In the first quarter 2017, operating cash flow decreased by $67 million year over year to $(41) million. The company generated free cash flow(3) of $(76) million for the quarter, a reduction of $66 million year over year. Adjusted free cash flow(6) for the quarter of $(26) million decreased $66 million from the prior-year period. Reductions in cash flow year over year were largely due to a $40 million payment from a client received in the first quarter of 2016 that had been due in the fourth quarter of 2015, along with several other timing issues related to the collection of receivables.

At March 31, 2017, the company had $302 million in cash. In April 2017, the company raised $440 million of capital through a high-yield notes offering. The company has paid the trustee the amount necessary to redeem the remaining portion of Senior Notes due 2017 outstanding at the time of the offering and expects to redeem them by May 6, 2017. Pro forma for the offering and redemption, the company would have had $635 million in cash as of March 31, 2017.

Services:

Services revenue, which represented 88 percent of first-quarter total revenue, declined by 2 percent as reported and in constant currency to $585 million. Services backlog ended the quarter at $3.7 billion, versus $3.9 billion last quarter. Services gross margin was up 400 basis points versus the first quarter 2016 at 18 percent, reflecting ongoing efforts to enhance the efficiency of the Services business and helped by a particularly profitable transaction. Services operating profit margin was up 400 basis points to 5 percent.

Technology:

Technology revenue, which represented 12 percent of total revenue, was up 10 percent year over year to $79 million, up 7 percent in constant currency. Technology gross margin was down slightly to 47 percent from 49 percent in the prior-year period. Technology operating profit margin was down to 15 percent from 18 percent in the prior-year period.

Continued Execution on Business Strategy
The company in the first quarter entered into several key contracts in each of its sectors of focus:

•
U.S. Federal: The U.S. Internal Revenue Service (IRS) selected Unisys to continue its work updating, operating and maintaining the system used by the U.S. government to verify and monitor excise fuel tax filings.

•	Public: New Zealand Transport Agency (NZTA) has renewed with Unisys to support their driver and vehicle registry platform.

•
Commercial: Unisys announced a contract with Catholic Health Initiatives (CHI), the nation’s third-largest nonprofit health system, to provide service support and end-user services for CHI’s 90,000-plus employees across the United States. It was Unisys’ largest contract of the quarter.

•
Financial Services: Unisys signed a new agreement with the largest financial services group in Latin America, to provide automation services for its branch network, as well as maintenance and support services for the bank's ATMs throughout Brazil. It was Unisys’ largest financial services contract of the quarter.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value - TCV is the estimated total contractual revenue related to signed contracts including option years and without regard for cancellation.

(2) Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (GAAP), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of pension and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(3) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts required for reinvestment.

(4) Non-GAAP operating profit - The company recorded pretax pension expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(5) EBITDA & adjusted EBITDA - Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income) provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(6) Adjusted free cash flow - Because inclusion of the company’s pension contributions and cost-reduction payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments and is more indicative of its on-going operations. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

(7) Non-GAAP diluted earnings per share - The company has recorded pension expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

About Unisys
Unisys is a global information technology company that specializes in providing industry-focused solutions integrated with leading-edge security to clients in the government, financial services and commercial markets. Unisys offerings include security solutions, advanced data analytics, cloud and infrastructure services, application services and application and server software. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, total contract value or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning total contract value are based, in part, on the assumption that all options of the contracts included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include the company’s ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company’s ability to improve margins in its services business; the company’s ability to sell new products while maintaining its installed base in its technology business; the company’s ability to access financing markets to refinance its outstanding debt; the company’s ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company’s significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company’s ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company’s revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company’s ability to retain significant clients; the company’s contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company’s business and reputation; a significant disruption in the company’s IT systems could adversely affect the company’s business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company’s results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0424/9499

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue
Services	$585.3	$595.1
Technology	79.2	71.7
	664.5	666.8
Costs and expenses
Cost of revenue:
Services	504.5	533.7
Technology	39.8	34.6
	544.3	568.3
Selling, general and administrative	109.1	110.1
Research and development	13.8	16.0
	667.2	694.4
Operating profit (loss)	(2.7)	(27.6)
Interest expense	5.7	4.4
Other income (expense), net	(8.4)	(1.2)
Income (loss) before income taxes	(16.8)	(33.2)
Provision for income taxes	12.9	5.5
Consolidated net income (loss)	(29.7)	(38.7)
Net income attributable to noncontrolling interests	3.0	1.2
Net income (loss) attributable to Unisys Corporation common shareholders	$(32.7)	$(39.9)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$(0.65)	$(0.80)
Diluted	$(0.65)	$(0.80)
Shares used in the per share computations (in thousands)
Basic	50,256	50,004
Diluted	50,256	50,004

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended March 31, 2017
Customer revenue	$664.5		$585.3	$79.2
Intersegment		$(5.3)	—	5.3
Total revenue	$664.5	$(5.3)	$585.3	$84.5
Gross profit percent	18.1%		18.2%	46.6%
Operating profit (loss) percent	(0.4)%		4.7%	15.4%
Three Months Ended March 31, 2016
Customer revenue	$666.8		$595.1	$71.7
Intersegment		$(5.6)	—	5.6
Total revenue	$666.8	$(5.6)	$595.1	$77.3
Gross profit percent	14.8%		14.2%	48.6%
Operating profit (loss) percent	(4.1)%		0.7%	18.1%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$302.0	$370.6
Accounts and notes receivable, net	504.9	505.8
Inventories:
Parts and finished equipment	18.5	14.0
Work in process and materials	10.9	15.0
Prepaid expenses and other current assets	121.8	121.9	*
Total	958.1	1,027.3	*
Properties	902.5	886.6
Less-Accumulated depreciation and amortization	749.2	741.3
Properties, net	153.3	145.3
Outsourcing assets, net	164.8	172.5
Marketable software, net	135.1	137.0
Prepaid postretirement assets	36.7	33.3
Deferred income taxes	144.0	146.1	*
Goodwill	179.5	178.6
Restricted Cash	33.5	30.5	*
Other long-term assets	157.3	151.0	*
Total	$1,962.3	$2,021.6	*
Liabilities and deficit
Current liabilities
Current maturities of long-term-debt	$106.3	$106.0
Accounts payable	200.1	189.0
Deferred revenue	333.3	337.4
Other accrued liabilities	299.1	349.2	*
Total	938.8	981.6	*
Long-term debt	195.1	194.0	*
Long-term postretirement liabilities	2,258.5	2,292.6
Long-term deferred revenue	110.6	117.6
Other long-term liabilities	86.0	83.2	*
Commitments and contingencies
Total deficit	(1,626.7)	(1,647.4)
Total	$1,962.3	$2,021.6	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2017	2016 *
Cash flows from operating activities
Consolidated net income (loss)	$(29.7)	$(38.7)
Add (deduct) items to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency transaction losses	5.3	0.1
Non-cash interest expense	2.0	0.7
Employee stock compensation	3.7	3.2
Depreciation and amortization of properties	10.1	9.6
Depreciation and amortization of outsourcing assets	12.9	11.1
Amortization of marketable software	15.7	16.4
Other non-cash operating activities	(1.1)	0.3
Loss on disposal of capital assets	3.8	0.3
Pension contributions	(28.9)	(31.6)
Pension expense	24.5	20.3
Decrease (increase) in deferred income taxes, net	2.2	(6.9)
(Increase) decrease in receivables, net	0.1	69.4
Decrease (increase) in inventories	0.1	(1.9)
Decrease in accounts payable and other accrued liabilities	(50.0)	(34.8)	*
(Decrease) increase in other liabilities	(10.3)	3.4
(Increase) Decrease in other assets	(1.4)	5.0	*
Net cash (used for) provided by operating activities	(41.0)	25.9	*
Cash flows from investing activities
Proceeds from investments	1,218.9	1,365.0
Purchases of investments	(1,211.5)	(1,367.8)
Investment in marketable software	(13.8)	(14.3)
Capital additions of properties	(8.5)	(6.6)
Capital additions of outsourcing assets	(12.9)	(15.1)
Other	(0.3)	(0.2)	*
Net cash used for investing activities	(28.1)	(39.0)	*
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	190.0
Payments for capped call transactions	—	(24.3)
Issuance costs relating to long-term debt	—	(6.2)
Payments of long-term debt	(0.7)	(0.7)
Other	(2.1)	(0.4)	*
Net cash provided by financing activities	(2.8)	158.4	*
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.3	5.5	*
Increase (decrease) in cash, cash equivalents and restricted cash	(65.6)	150.8	*
Cash, cash equivalents and restricted cash, beginning of period	401.1	396.8	*
Cash, cash equivalents and restricted cash, end of period	$335.5	$547.6	*
* Certain amounts have been reclassified to conform with the 2017 presentation.

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months
		Ended March 31,
		2017	2016
	GAAP net income (loss) attributable to Unisys Corporation common shareholders	$(32.7)	$(39.9)

Cost reduction and other expense:	pretax	25.4	26.9
	tax provision (benefit)	(0.5)	(2.2)
	net of tax	24.9	24.7

Pension Expense:	pretax	24.5	20.3
	tax provision (benefit)	0.2	0.3
	net of tax	24.7	20.6

	Non-GAAP net income (loss) attributable to Unisys Corporation common shareholders	16.9	5.4

	Add interest expense on convertible notes	4.7	—

	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$21.6	$5.4

	Weighted average shares (thousands)	50,256	50,004

Plus incremental shares from assumed conversion:
	Employee stock plans	388	134
	Convertible notes	21,868	—

	Non-GAAP adjusted weighted average shares	72,511	50,138

	Diluted earnings (loss) per share

	GAAP basis
	GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$(32.7)	$(39.9)

	Divided by adjusted weighted average shares	50,256	50,004

	GAAP diluted earnings (loss) per share	$(0.65)	$(0.80)

	Non-GAAP basis
	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$21.6	$5.4

Divided by Non-GAAP adjusted weighted average shares		72,511	50,138

Non-GAAP diluted earnings (loss) per share		$0.30	$0.11

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months
	Ended March 31,
	2017	2016
GAAP operating profit (loss)	$(2.7)	$(27.6)

Cost reduction and other expense	20.1	26.9

FAS87 pension expense	24.5	20.3

Non-GAAP operating profit (loss)	$41.9	$19.6

Customer Revenue	$664.5	$666.8
GAAP operating profit (loss) %	(0.4)%	(4.1)%
Non-GAAP operating profit (loss) %	6.3%	2.9%

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months
	Ended March 31,
	2017	2016
Cash provided by (used for) operations	$(41.0)	$25.9
Additions to marketable software	(13.8)	(14.3)
Additions to properties	(8.5)	(6.6)
Additions to outsourcing assets	(12.9)	(15.1)
Free cash flow	(76.2)	(10.1)
Pension funding	28.9	31.6
Cost reduction and other payments	21.2	18.0
Adjusted free cash flow	$(26.1)	$39.5

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months
	Ended March 31,
	2017	2016
Net income (loss) attributable to Unisys Corporation common shareholders	$(32.7)	$(39.9)
Net income attributable to noncontrolling interests	3.0	1.2
Interest expense, net of interest income of $2.4 and $2.5 respectively *	3.3	1.9
Provision for income taxes	12.9	5.5
Depreciation	23.0	20.7
Amortization	15.7	16.4
EBITDA	$25.2	$5.8

Pension Expense	24.5	20.3
Cost reduction and other expense	25.4	26.9
Non-cash share based expense	3.7	3.2
Other (income) expense adjustment**	5.5	3.7
Adjusted EBITDA	$84.3	$59.9

* Included in Other (income) expense, net on the Consolidated Statements of Income
** Other (income) expense, net as reported on the Consolidated Statements of Income less Interest income and items included in cost reduction and other expense